Exhibit 24(b)(8.116)
AMENDMENT No. 2 TO SERVICE AGREEMENT

BY AND AMONG

AETNA LIFE INSURANCE AND ANNUITY COMPANY,

AETNA INVESTMENT SERVICES, INC.

AND

MFS FUND DISTRIBUTORS, INC.

            This Amendment No. 2, dated as of December 28, 1998, by and among AETNA INVESTMENT SERVICES, INC. (“AISI”), AETNA INVESTMENT SERVICES, INC. (“ALIAC”) and MFS FUND DISTRIBUTORS, INC. (“MFS”) to the Service Agreement, dated as of April 1, 1998, by and among AISI, ALIAC and MFS (the “Agreement”).

            WHEREAS, the parties to the Agreement wish to amend the Agreement to change the amount of administrative service fees paid by MFS to ALIAC with respect to the average daily net assets invested in certain of the Funds;

            NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.      The second paragraph of Section 5(b) of the Agreement is amended to read as follows:

“The applicable per annum rate for each of the following Funds shall be:

Fund                                                    Applicable Per Annum Rate
MFS Capital Opportunities Fund           ___%
MFS Emerging Growth Fund                ___%
MFS Research Fund                              ___%
MFS Total Return Fund                                    ___%
Massachusetts Investors Trust               ___%

MFS Bond Fund                                   ___%

MFS Global Equity Fund                      ___%

MFS Utilities Fund                               ___%

Massachusetts Investors Growth
  Stock Fund                                         ___%

            Except as expressly amended and supplemented hereby, the Agreement shall continue in full force and effect and unamended.

            IN WITNESS WHEREOF, each of the parties hereto have executed this Amendment No. 2 as of the date first above written.

AETNA LIFE INSURANCE AND ANNUITY COMPANY

By:       /s/ Laurie M. LeBlanc

Title:    Vice President

AETNA INVESTMENT SERVICES, INC.

By:       /s/ Laurie M. LeBlanc

Title:    for Shaun Mathews, Senior Vice President
            pursuant to delegation of authority

MFS FUND DISTRIBUTORS, INC.

By:       /s/ William W. Scott, Jr.                  1/21/99
      William W. Scott, Jr.
      President

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